April 29, 2026

The Aegis Funds

6862 Elm Street, Suite 830

McLean, VA 22101

Ladies and Gentlemen:

We have acted as counsel to The Aegis Funds, a Delaware statutory trust (the "Trust"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an indefinite number of Class I shares of beneficial interest of the Aegis Value Fund, a series of the Trust (the "Fund"). The Trust is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company.

As counsel to the Trust, we have participated in the preparation of the Post-Effective Amendment to the Trust's Registration Statement on Form N-1A (as so amended, the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") to become effective on April 30, 2026, pursuant to paragraph (b) of Rule 485 under the Securities Act, in which this letter is included as an exhibit. We have examined the Declaration of Trust and By-Laws of the Trust, and have relied upon such records of the Trust and such other documents, including certificates as to factual matters, as we have deemed to be necessary to render the opinions expressed herein.

Based on such examination, we are of the opinion that the Class I shares of the Fund to be offered for sale pursuant to the Registration Statement are duly authorized, and, when sold, issued and paid for as contemplated by the Registration Statement, will have been validly issued and fully paid and non-assessable under the laws of the State of Delaware.

We do not express an opinion with respect to any laws other than the laws of Delaware applicable to the issuance of shares of beneficial interest in a statutory business trust. Accordingly, our opinion does not extend to, among other laws, the federal securities laws or the securities or "blue sky" laws of Delaware or any other jurisdiction. Additionally, we do not express any opinion with respect to any laws, rules, regulations or orders concerning emergencies declared by any governmental authority or the effect thereof on the opinions expressed herein. Members of this firm are admitted to the bars of the State of New York and the District of Columbia.

The Aegis Funds

April 29, 2026

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

Very truly yours,

/s/ Seward & Kissel LLP